SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                   FORM 8-A/A
                                (AMENDMENT NO. 3)

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 MICROAGE, INC.
             (Exact Name of Registrant as Specified in Its Charter)


               DELAWARE                                          86-0321346
(State of Incorporation or Organization)                       (IRS Employer
                                                             Identification No.)

2400 SOUTH MICROAGE WAY, TEMPE, ARIZONA                          85282-1896
(Address of Principal Executive Offices)                         (Zip Code)


If this form relates to the If this form relates to the registration of a class of securities registration of a class of securities pursuant to Section 12(b) of the pursuant to Section 12(g) of the Exchange Act and is effective pursuant Exchange Act and is effective pursuant to General Instruction A.(c), please to General Instruction A.(d), please
check the following box. [ ]              check the following box. [X]


Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock, Par Value $.01
                          ----------------------------
                                (Title Of Class)

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     On September 30, 1999, the Board of Directors of MicroAge, Inc. (the "Company") approved an extension of the Company's Amended and Restated Rights Agreement from October 31, 1999 through the end of the next fiscal year, October 29, 2000.

ITEM 2. EXHIBITS.

     1.1 Amended and Restated Rights Agreement, dated as of September 28, 1994, between MicroAge, Inc. and First Interstate Bank of California (Incorporated by reference to Exhibit 1.1 to the Form 8-A filed January 13, 1994)

     1.2 First Amendment, dated as of November 5, 1996, by and between MicroAge, Inc. and American Stock Transfer and Trust Company to Amended and Restated Rights Agreement, dated as of September 28, 1994, between MicroAge, Inc. and First Interstate Bank of California (Incorporated by reference to Exhibit 4.2.1 to the Annual Report on Form 10-K for year ended November 3, 1996)

     1.3 Second Amendment, dated January 28, 1999, by and between MicroAge, Inc. and American Stock Transfer and Trust Company to Amended and Restated Rights Agreement, dated as of September 28, 1994, between MicroAge, Inc. and First Interstate Bank of California (Incorporated by reference to Exhibit 4.2.3 to the Registration Statement on Form S-8 filed March 3, 1999)

     1.4 Third Amendment, dated September 30, 1999, by and between MicroAge, Inc. and American Stock Transfer and Trust Company to Amended and Restated Rights Agreement, dated as of September 28, 1994, between MicroAge, Inc. and First Interstate Bank of California (Incorporated by reference to Exhibit 1.4 to the Form 8-K filed October 25, 1999)

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 3 to be signed on its behalf by the undersigned, thereto duly authorized.


                                        MICROAGE, INC.

Dated: October 22, 1999                 By: /s/ James H. Domaz
                                            ------------------------------------
                                            James H. Domaz
                                            Vice President, Corporate Counsel,
                                            and Assistant Secretary